Exhibit 99.2

CF Finance Acquisition Corp. Announces Closing of Underwriters’ Over-Allotment Option in Connection with its Initial Public Offering and Separate Trading of Class A Common Stock and Warrants

New York, New York, January 29, 2019 – CF Finance Acquisition Corp. (Nasdaq: CFFAU, the “Company”) announced today that it closed the issuance of an additional 758,413 units pursuant to the partial exercise of the underwriters’ over-allotment option in connection with its initial public offering at $10.00 per unit, resulting in gross proceeds of $7,584,130 and bringing the total gross proceeds of the initial public offering to $282,584,130.

Of the proceeds received from the consummation of the initial public offering (as well as the exercises of the over-allotment option), a simultaneous private placement of units and loans by the Company’s sponsor, $285,409,971.30 (or $10.10 per unit sold in the initial public offering) was placed in trust.

Cantor Fitzgerald & Co. is acting as the sole book running manager for the offering.

The units began trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CFFAU” on December 13, 2018. Each unit consists of one share of Class A common stock and three-quarters of one warrant. Each whole warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable.

The Company also announced today that, commencing January 31, 2019, holders of the 28,258,413 units sold in the Company’s initial public offering (including units sold pursuant to the exercises of the underwriters’ over-allotment option) may elect to separately trade shares of the Company’s Class A common stock and warrants included in the units. Class A common stock and warrants that are separated will trade on The Nasdaq Capital Market under the symbols “CFFA” and “CFFAW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on The Nasdaq Capital Market under the symbol “CFFAU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

About CF Finance Acquisition Corp.

CF Finance Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, but the Company intends to focus on prospective target companies in the financial services or real estate services industries. CF Finance Acquisition Corp. is led by Chairman and Chief Executive Officer Howard W. Lutnick.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on December 12, 2018. The offering has been made only by means of a prospectus, copies of which may be obtained by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the anticipated use of the net proceeds, are subject to risks and uncertainties, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.